                          SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement       [ ] Confidential, for Use of
[ ]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                              NOVO NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   [NOVO LOGO]




                       NOTICE OF PROPOSED CORPORATE ACTION
                                  DALLAS, TEXAS


                                FEBRUARY __, 2001



To the Stockholders of
Novo Networks, Inc.:

         Novo Networks, Inc., a Delaware corporation (the "Company"), has proposed the adoption of the 2001 Equity Incentive Plan (the "2001 Plan").

         On December 8, 2000, the Board of Directors of the Company approved the adoption of the proposed 2001 Plan.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE 2001 PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

         On December 12, 2000, the holders of a majority of the outstanding shares of the Company's voting stock executed a written consent approving the 2001 Plan. THE COMPANY IS NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the 2001 Plan. I encourage you to read the Information Statement thoroughly.

                                             By Order of the Board of Directors,


                                             /s/ STUART J. CHASANOFF
                                             ------------------------------
                                             Stuart J. Chasanoff
                                             Senior Vice President, General
                                             Counsel and Secretary

                               NOVO NETWORKS, INC.
                          300 CRESCENT COURT, SUITE 800
                               DALLAS, TEXAS 75201

                              INFORMATION STATEMENT

                   THE COMPANY IS NOT ASKING YOU FOR A PROXY,
             AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Novo Networks, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of the 2001 Equity Incentive Plan (the "2001 Plan") by the written consent of the holders of a majority in interest of the Company's voting capital stock, consisting of the Company's outstanding common stock, par value $0.00002 per share (the "Common Stock"), and Series D Convertible Preferred Stock (the "Preferred D Stock," and together with the Common Stock, the "Voting Stock"). On December 8, 2000, the Company's Board of Directors determined that it was advisable and in the best interests of the Company to approve the 2001 Plan.

         On December 12, 2000, IEO Investments Limited, Infinity Emerging Subsidiary Limited and Infinity Investors Limited, representing approximately 51.3% of the Company's outstanding Voting Stock, gave their written consent to the adoption of the 2001 Plan. This Information Statement was sent to stockholders of the Company on or about February __, 2001. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Stock of the Company was December 8, 2000 (the "Record Date"). Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the approval and adoption of the 2001 Plan will not become effective until at least twenty (20) days after the Company has mailed this Information Statement to the Company's stockholders of record on the Record Date (the "Waiting Period").

         The elimination of the need for a special meeting of stockholders to approve the 2001 Plan is made possible by Section 228 of the Delaware General Corporation Law (the "DGCL") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 228 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to approve the 2001 Plan. The Board of Directors and Audit Committee of the Company decided to obtain the written consent of the holders of a majority of the outstanding shares of Voting Stock in order to (i) eliminate the costs and management time required to hold a special meeting of stockholders and (ii) implement the 2001 Plan as soon as possible and therefore accomplish the purposes of the 2001 Plan, as described herein, in a timely manner.

         Pursuant to Section 228 of the DGCL, the Company is required to provide prompt notice of the taking of corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided this Information Statement to its stockholders of record, the Company will notify its stockholders of the effective date of the 2001 Plan at the time of distribution of its next Quarterly Report on Form 10-Q. No additional action will be undertaken pursuant to such written consent, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the adoption of the 2001 Plan.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                     OUTSTANDING VOTING STOCK OF THE COMPANY

RECORD DATE AND OUTSTANDING VOTING SECURITIES

         At the close of business on the Record Date, the Company had issued and outstanding approximately:

    o 52,439,042 shares of issued and outstanding Common Stock held by approximately 1,077 stockholders of record;

    o No shares of issued and outstanding Series A Convertible Preferred Stock (the "Preferred A Stock");

    o 4,500 shares of issued and outstanding Series B Convertible Preferred Stock (the "Preferred B Stock") held by approximately 18 stockholders of record;

    o 15,570 shares of Series C Convertible Preferred Stock (the "Preferred C Stock") held by approximately 8 stockholders of record; and

    o   7,000 shares of Preferred D Stock held by two stockholders of record.

         An additional 326,087, 869,832 and 1,111,111 shares of Common Stock are issuable upon the conversion of the outstanding Preferred B Stock, Preferred C Stock and Preferred D Stock, respectively.

         Each share of Common Stock is entitled to one vote and each share of Preferred D Stock votes on an as-converted basis with the Common Stock. The Common Stock and the Preferred D Stock constitute the only outstanding securities of the Company eligible to vote on the adoption of the 2001 Plan.

         The stockholders that executed the written consent hold approximately 51.3% of the Voting Stock and have effective control of the Company through the voting power of their shares.

                       NO DISSENTERS' OR APPRAISAL RIGHTS

         Under Delaware Law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed 2001 Plan.


                                EXECUTIVE OFFICES

         The Company's principal executive offices are located at 300 Crescent Court, Suite 800, Dallas, Texas 75201. Its telephone number is (214) 777-4100.


                          DESCRIPTION OF THE 2001 PLAN


1.  Purpose.

                  The purpose of the 2001 Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and any subsidiary corporation; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company by affording such employees an opportunity to acquire Common Stock.

2.  Administration.

         The 2001 Plan is administered by the Option Subcommittee of the Compensation Committee of the Board of Directors (the "Committee"), consisting of no fewer than two members of the Board of Directors of the Company (the "Board of Directors") who are independent directors. The Committee is authorized, subject to the provisions of the 2001 Plan, applicable law and contractual restrictions affecting the Company, to establish such rules and regulations as it deems necessary for the proper administration of the 2001 Plan and to make such determinations and interpretations and to take such actions in connection with the 2001 Plan and any grant of an option to purchase Common Stock (a "Stock Option") granted thereunder as it deems necessary or advisable. Any Stock Option granted under the 2001 Plan may also be subject to such other provisions, whether or not applicable to the Stock Option awarded to any other Optionee in the 2001 Plan, as the Committee determines to be appropriate, including, without limitation, (i) provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under a Stock Option; and (ii) to comply with federal and state securities laws. Individuals receiving Stock Options under the 2001 Plan are hereafter referred to as "Optionees."

         All designations, determinations, interpretations and other decisions under or with respect to the 2001 Plan or any Stock Option granted thereunder is binding and conclusive on all Persons (as defined in the 2001 Plan), including the Company, any Related Entity (as defined in the 2001 Plan), any Optionee or beneficiary of any Stock Option, any stockholder and any Employee (as defined in the 2001 Plan). The Board of Directors may amend, alter, suspend, discontinue or terminate the 2001 Plan or any portion thereof at any time; provided that stockholder approval will be obtained to increase the total number of shares of Common Stock made available for issuance and sale pursuant to the exercise of Stock Options and if required to comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply.

3. Eligibility.

         Any Employee of the Company or its Related Entities, including any officer or employee-director, is eligible to be designated as an Optionee by the Committee.

4. Shares Subject to the 2001 Plan.

         Subject to adjustment for certain changes in the capital structure of the Company, the aggregate number of shares of Common Stock ("Shares") that shall be available for grants of Stock Options under the 2001 Plan during its term shall be 12,000,000. Shares available for issuance under the 2001 Plan may be either authorized but unissued shares, shares of issued stock held in the Company's Treasury, or both, at the discretion of the Company. If and to the extent that any Shares underlying Stock Options terminate by forfeiture, cash settlement, cancellation or otherwise without delivery of the Shares, such Shares shall not again become Shares with respect to which Stock Options may be granted. Subject to adjustment for certain changes in the capital structure of the Company, no Employee of the Company may receive Stock Options under the 2001 Plan that relate to more than 4,000,000 Shares in any single calendar year.

5. Exercise Price and Other Terms.

         Subject to the provisions of the 2001 Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees to whom Stock Options shall be granted, the number of Shares to be covered by such Stock Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Stock Option. Furthermore, the Committee, in its sole discretion, shall establish the exercise price at the time each Stock Option is granted. Each Stock Option granted pursuant to the 2001 Plan shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable option agreement (the "Option Agreement") or thereafter. The Committee may impose such conditions with respect to the exercise of Stock Options as it may deem necessary or advisable. All Stock Options granted under the 2001 Plan generally expire ten (10) years from the date of grant, but are subject to earlier expiration upon an Optionee's termination or if the Common Stock reaches certain price targets as follows:

    o if the average closing price for the Common Stock exceeds the exercise price of any stock options of the Company held by the Optionee at the time of any grant hereunder ("Existing Options") for 20 consecutive trading days and

    o if the average reported daily trading volume for the Common Stock equals or exceeds 300,000 shares for such 20 day period (collectively, an "Early Termination Event"), then the unexercised portion of the Option will expire:

    o if such Optionee's Existing Options have an exercise price in excess of $20.00 per share, upon the later of (1) April 2, 2004 and (2) the 181st day following: (a) in the case of any Options that are vested as the Early Termination Event, the Early Termination Event, and (b) in the case of any Options that are not vested as of the Early Termination Event, the date on which such Options vest; and

    o if such Optionee's Existing Options have an exercise price between $10.00 and $20.00, upon the later of (1) April 2, 2003 and (2) the 181st day following (a) in the case of any Options that are vested as the Early Termination Event, the Early Termination Event, and (b) in the case of any Options that are not vested as of the Early Termination Event, the date on which such Options vest.

         No Shares shall be delivered pursuant to any exercise of a Stock Option until payment in full of the exercise price, or adequate provision therefor, is received by the Company. Such payment may be made (i) in cash; (ii) by the withholding of shares of Common Stock equal to the exercise price of such Stock Option; or (iii) in such other manner as permitted by the Committee at the time of grant or thereafter.

         Each Option Agreement shall contain such terms as the Committee may, in its sole discretion, determine concerning vesting, forfeiture, and/or the effects of termination or suspension of an Optionee's employment upon the exercisability of any Stock Option granted thereunder.

6. Withholding.

         The Optionee may be required to pay to the Company or any Related Entity, and such corporation shall have the right to withhold from any Stock Option, from any payment due or transfer made under any Stock Option or from any compensation or other amount owing to an Optionee the amount (in cash, Shares, other securities, other Stock Options or other property) of any applicable withholding taxes in respect of such Stock Option, its exercise, or any payment or transfer under a Stock Option or under the 2001 Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

7. Restrictions on Transfer.

         Each Stock Option awarded (the "Award") shall be evidenced by an Option Agreement which shall be delivered to the Optionee and shall specify the terms and conditions of the Award. Except as otherwise provided in the Option Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee, except by will or the laws of descent and distribution or except, subject to the approval of the Committee, to certain family members of the Optionee or to trusts or partnerships established for the benefit of the Optionee or of such family members.

8. Term; Modification of the 2001 Plan and Awards.

         The Board of Directors' and the Committee's authority to grant Stock Options under the 2001 Plan shall terminate on December 8, 2010 (ten years after the date of adoption of the 2001 Plan). The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2001

Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Moreover, the maximum aggregate number of shares of Common Stock available for issuance and sale pursuant to the exercise of Stock Options shall not be increased without stockholder approval.

         Subject to the terms of the 2001 Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any outstanding Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Optionee, holder or beneficiary.

         Any provision of the 2001 Plan or any Option Agreement to the contrary notwithstanding, in the event of a Change of Control (as defined in the 2001
Plan), the Committee may declare any or all Stock Options to be exercisable in full and to terminate on such date as the Committee shall determine.

9. Tax Effects of 2001 Plan Participation.

         The discussion below is based on federal income tax law and authorities as of the date of this Information Statement, which are subject to change at any time. The law is technical and complex and the discussion represents only a general summary of some of the applicable provisions of federal income tax law. Further, no consideration is given to state, local or foreign tax law, or to the individual circumstances of any Optionee.

         A.       Grant of Stock Options.

         An Optionee will realize no taxable income at the time a Stock Option is granted.

         B.       Exercise of Stock Options.

         All Stock Options will be non-qualified Stock Options ("Non-Qualified Options"). Ordinary income will generally be realized by the Optionee at the time of exercise of a Non-Qualified Option. The amount of ordinary income recognized by an Optionee on exercise of a Stock Option generally will be equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. Such income is treated as wages, and consequently tax withholding is required. When an Optionee disposes of Shares acquired upon the exercise of the Stock Option, any amount received in excess of the fair market value of the Shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the Shares, and if the amount received is less than the fair market value of the Shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the Shares. The Optionee's holding period will begin on the day after the date of exercise.

         C.       Certain Securities Law Considerations.

         Any Optionee who is an officer of the Company or a beneficial owner of more than ten percent of any class of registered securities of the Company should consult with his or her tax advisor as to whether the timing of income recognition is deferred for any period following the exercise of a Non-Qualified Option (the "Deferral Period") due to the operation of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder that are related thereto.

         D.       Treatment of the Company.

         The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an Optionee is considered to have realized ordinary income in connection with the exercise of a Non-Qualified Option, subject to compliance with Section 162 of the Code.

10.  ERISA.

         The 2001 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION FOR FISCAL YEAR 2000

         Prior to September 22, 1999, Daniel L. Wettriech served as President, and the Company did not have any other employees or officers. During fiscal year 2000, Daniel L. Wettriech did not receive any salary, bonuses, stock awards, options or other compensation from the Company. Daniel L. Wettriech resigned as President on September 22, 1999.

         SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding the compensation awarded for the past three fiscal years to Jeffrey A. Marcus, Chairman and CEO, and to each of the Company's other four most highly compensated executive officers during fiscal year 2000 (the "Named Executive Officers").



                                                           ANNUAL                       LONG TERM
                                                       COMPENSATION                   COMPENSATION
                                         ------------------------------------------  ---------------
                                                                          OTHER         SECURITIES
                                                                         ANNUAL         UNDERLYING      OTHER
                                                                         COMPEN-         OPTIONS/       COMPEN-
             NAME                YEAR    SALARY($)        BONUS($)      SATION($)        SARS (#)       SATION
------------------------------  ------   -----------    -----------   -------------  ---------------   --------
Jeffrey A. Marcus(1)             2000         50,000         --            --           3,910,000(2)         --
   Chairman and Chief            1999             --         --            --                  --            --
   Executive Officer             1998             --         --            --                  --            --
Barrett N. Wissman(3)            2000        117,500         --            --           1,500,000(4)         --
   President                     1999             --         --            --                  --            --
                                 1998             --         --            --                  --            --
Mitchell A. Arthur               2000        168,461         --            --             425,000(5)         --
   Executive Vice                1999             --         --            --                  --            --
   President--Customer           1998             --         --            --                  --            --
   Solutions
Samuel Litwin                    2000        168,461         --            --             425,000(6)         --
   Senior Vice                   1999             --         --            --                  --            --
   President--Business           1998             --         --            --                  --            --
   Development and
   President-International
J. Stevens Robling, Jr.(7)       2000        141,923         --            --             425,000(8)         --
   Vice President and Chief      1999             --         --            --                  --            --
   Financial Officer             1998             --         --            --                  --            --

--------------------

(1) Mr. Marcus became Chairman and CEO on April 3, 2000. He is currently compensated at an annual salary of $200,000.

(2) Represents non-qualified stock options granted to Mr. Marcus pursuant to stock options issued outside of the 1999 Omnibus Securities Plan (the "Omnibus Plan") as provided in his employment agreement.

(3) Prior to April 3, 2000, Mr. Wissman served as the Company's President and CEO and was compensated by HW Partners at a rate of $120,000 per annum. The Company reimbursed HW Partners for Mr. Wissman's salary pursuant to a Management Services Agreement, dated as of September 22, 1999, between the Company and HW Partners. A description of the management services agreement is set forth below under the caption "Certain Relationships and Related Transactions." On April 3, 2000, Mr. Wissman became President of the Company. He is currently compensated at an annual salary of $190,000.

(4) Represents 100,000 stock options issued to Mr. Wissman under the Omnibus Plan in September 1999 in consideration for his services as one of the Company's directors and 1,400,000 non-qualified stock options granted to Mr. Wissman in April 2000 pursuant to stock options issued outside of the Omnibus Plan as provided in his employment agreement.

(5)      Represents stock options granted under the Omnibus Plan.

(6)      Represents stock options granted under the Omnibus Plan.

(7)      Mr. Robling resigned his position effective September 1, 2000.

(8)      Represents stock options granted under the Omnibus Plan.



                      OPTION GRANTS DURING FISCAL YEAR 2000

         Prior to September 22, 1999, the Company did not grant any stock options. The Company has never granted any stock appreciation rights ("SARs"). The following table describes the options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2000.

                                                      INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------
                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                                 PERCENT                                                ASSUMED RATES
                            NUMBER OF           OF TOTAL                                               OF STOCK PRICE
                           SECURITIES           OPTIONS/         EXERCISE                             APPRECIATION FOR
                           UNDERLYING         SARS GRANTED        OR BASE                               OPTION TERM(1)
                            OPTIONS/          TO EMPLOYEES         PRICE        EXPIRATION       --------------------------
        NAME            SARS GRANTED (#)     IN FISCAL YEAR       ($/SHR)          DATE              5%($)         10%($)
        ----            ----------------     --------------      --------       ----------       -----------   ------------
Jeffrey A. Marcus          3,910,000              28.5%            23.00     April 2, 2010        56,556,494    143,325,259
Barrett N. Wissman           100,000               0.7%            10.00     September 22, 2009           --        136,059
                           1,400,000              10.2%            23.00     April 2, 2010        20,250,407     51,318,507
Mitchell A. Arthur           425,000               3.1%            10.00     September 22, 2009           --        578,252
Samuel Litwin                425,000               3.1%            10.00     September 22, 1999           --        578,252
J. Stevens  Robling, Jr.     425,000               3.1%            10.00     September 22, 2000           --        578,252

----------

(1) Based upon an exercise price of (a) $4.38 for the options expiring September 22, 2009 and (b) $23.00 for the options expiring April 2, 2010, in each case representing the fair market value of the Common Stock on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the Common Stock. The potential realizable values do not take into account amounts required to be paid as taxes.

                         AGGREGATED OPTION EXERCISES AND
                   YEAR-END OPTION VALUES IN FISCAL YEAR 2000

         During fiscal year 2000, the Company granted options to each of the CEO and the Named Executive Officers. The following table describes the value of the Company's options exercised by the CEO and the Named Executive Officers during fiscal year 2000 and the value of unexercised options held by such officers at June 30, 2000.

                                                                                                    VALUE OF
                                                                                                  UNEXERCISED
                                                                   NUMBER OF SECURITIES          IN-THE-MONEY
                                                                  UNDERLYING UNEXERCISED        OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT FISCAL        FISCAL YEAR END
                                                                       YEAR END(#)                   ($)(1)
                                                                  ----------------------      -------------------
                              ACQUIRED ON       VALUE REALIZED          EXERCISABLE/               EXERCISABLE/
        NAME                  EXERCISE (#)           ($)               UNEXERCISABLE             UNEXERCISABLE
------------------------    ---------------     --------------    ----------------------      -------------------
Jeffrey A. Marcus                 --                  --                     0/3,910,000                     0/0
Barrett N. Wissman                --                  --                50,000/1,450,000         312,500/312,500
Mitchell A. Arthur                --                  --                       0/425,000             0/2,656,250
Samuel Litwin                     --                  --                       0/425,000             0/2,656,250
J. Stevens Robling, Jr.           --                  --                       0/425,000             0/2,656,250


----------

(1) Based on the average of the closing bid and asked prices of the Common Stock on the National Association of Securities Dealers OTCBB quotation bureau on June 30, 2000, of $16.25 per share.

                            COMPENSATION OF DIRECTORS

         On September 22, 1999, pursuant to the Company's Omnibus Plan, the Company granted a total of 600,000 options to purchase shares of Common Stock to its newly appointed directors. On October 14, 1999, the Company granted 100,000 options to purchase shares of Common Stock to each of Jan Robert Horsfall and Stuart Subotnick, respectively, in connection with their agreement to serve as directors. On February 4, 2000, the Company granted 100,000 options to purchase shares of Common Stock to David M. Leuschen in connection with his agreement to serve as a director.

         Effective July 1, 2000, each non-employee director receives $1,000 for each Board of Directors meeting and committee meeting attended in person and $500 for each Board of Directors meeting and committee meeting attended by conference call.


                              EMPLOYMENT AGREEMENTS

         Jeffrey A. Marcus, Chief Executive Officer and Chairman of the Board, is employed pursuant to an employment agreement that was entered into on April 4, 2000. The agreement commenced on April 3, 2000 and, as amended, will expire on April 4, 2004. Mr. Marcus receives an annual base salary of $200,000. Mr. Marcus's employment agreement entitles him to participate in an incentive bonus plan payable by the Company on such terms and conditions as determined by the Board of Directors or the Compensation Committee, in any event, not to exceed 50% of Mr. Marcus's base salary. In addition, Mr. Marcus's employment agreement also grants him an option to purchase 3,910,000 shares of Common Stock. These options have an exercise price of $23.00 per share and shall vest as follows:
977,500 shares which vested on July 2, 2000; 977,500 shares which shall vest on April 2, 2001; 977,500 shares which shall vest on April 2, 2002; and 977,500 shares which shall vest on April 2, 2003. In addition, these options will vest immediately if the Company terminates Mr. Marcus's employment without cause or if Mr. Marcus terminates his employment for good reason. In addition, Mr. Marcus is entitled to be granted stock options pursuant to the 2001 Plan. See Grants of Options Under the 2001 Plan for a description of these options. Mr. Marcus's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. If Mr. Marcus' employment is terminated by the Company without cause, Mr. Marcus shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Marcus (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of twelve months or the remaining term of his employment with the Company. If Mr. Marcus terminates his employment for good reason, such amount will be paid in one lump sum.

         Barrett N. Wissman provided services and received compensation as President and Chief Executive Officer from September 22, 1999 until April 1, 2000 pursuant to a Management Services Agreement, dated September 22, 1999, between the Company and HW Partners. The Company reimbursed HW Partners for Mr. Wissman's salary of $120,000 per annum.

         On April 4, 2000, the Company entered into an employment agreement with Mr. Wissman. Pursuant to the employment agreement, Mr. Wissman is employed as President. The agreement commenced on April 3, 2000 and, as amended, will expire on April 4, 2004. Mr. Wissman receives an annual base salary of $190,000. Mr. Wissman's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board or the Compensation Committee, in any event, not to exceed 50% of Mr. Wissman's base salary. In addition, Mr. Wissman's employment agreement also grants him an option to purchase 1,400,000 shares of Common Stock. These options have an exercise price of $23.00 per share and vest as follows: 350,000 shares which vested on July 2, 2000; 350,000 shares which shall vest on April 2, 2001; 350,000 shares which shall vest on April 2, 2002; and 350,000 shares which shall vest on April 2, 2003. In addition, these options will vest immediately if the Company terminates Mr. Wissman's employment without cause or if Mr. Wissman terminates his employment for good reason. Mr. Wissman's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. In addition, Mr. Wissman is entitled to be granted stock options pursuant to the 2001 Plan. See Grants of Options Under the 2001 Plan for a description of these options. If Mr. Wissman's employment is terminated by the Company without cause, Mr. Wissman shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Wissman (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of twelve months or the remaining term of his employment with the Company. If Mr. Wissman terminates his employment for good reason, such amount will be paid in one lump sum.

         Thomas P. McMillin, Senior Executive Vice President and Chief Operating Officer, is employed pursuant to an employment agreement that was entered into on April 4, 2000. The agreement commenced on April 3, 2000 and, as amended, will expire on April 4, 2004. Mr. McMillin receives an annual base salary of $180,000. Mr. McMillin's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board of Directors or the Compensation Committee, in any event, not to exceed 50% of Mr. McMillin's base salary. In addition, Mr. McMillin's employment agreement also grants him an option to purchase 1,360,000 shares of Common Stock. These options have an exercise price of $23.00 per share and vest as follows: 340,000 shares which vested on July 2, 2000; 340,000 shares which shall vest on April 2, 2001; 340,000 shares which shall vest on April 2, 2002; and 340,000 shares which shall vest on April 2, 2003. In addition, these options will vest immediately if the Company terminates Mr. McMillin's employment without cause or if Mr. McMillin terminates his employment for good reason. In addition, Mr. McMillin is entitled to be granted stock options pursuant to the 2001 Plan. See Grants of Options Under the 2001 Plan for a description of these options. Mr. McMillin's employment may be terminated for cause, without cause, by voluntary resignation, death or disability severance. If Mr. McMillin's employment is terminated by the Company without cause, Mr. McMillin shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. McMillin (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of twelve months or the remaining term of his employment with the Company. If Mr. McMillin terminates his employment for good reason, such amount will be paid in one lump sum.

         Daniel J. Wilson, Executive Vice President and Chief Financial Officer, is employed pursuant to an employment agreement that was entered into on April 4, 2000, as amended. The agreement commenced on April 3, 2000 and, as amended, will expire on April 4, 2004. Mr. Wilson receives an annual base salary of $180,000. Mr. Wilson's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board of Directors or the Compensation Committee, in any event, not to exceed 50% of Mr. Wilson's base salary. In addition, Mr. Wilson's employment agreement also grants him an option to purchase 1,020,000 shares of Common Stock. These options have an exercise price of $23.00 per share and vest as follows: 255,000 shares which vested on July 2, 2000; 255,000 shares which shall vest on April 2, 2001; 255,000 shares which shall vest on April 2, 2002; and 255,000 shares which shall vest on April 2, 2003. In addition, these options will vest immediately if the Company terminates Mr. Wilson's employment without cause or if Mr. Wilson terminates his employment for good reason. In addition, Mr. Wilson is entitled to be granted stock options pursuant to the 2001 Plan. See Grants of Options Under the 2001 Plan for a description of these options. Mr. Wilson's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. If Mr. Wilson's employment is terminated by the Company without cause or by Mr. Wilson for good reason, Mr. Wilson shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Wilson (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of six months or the remaining term of his employment with the Company.

         Mitchell C. Arthur, Executive Vice President - Global Services and Network Development and President and Chief Operating Officer of the Company's wholly-owned subsidiary, AxisTel Communications, Inc., is employed by AxisTel pursuant to an employment agreement that was entered into on October 28, 1998 and amended and restated on

September 22, 1999. The amended and restated employment agreement commenced on September 22, 1999. Upon the end of the initial two-year term, AxisTel has agreed to offer to extend the term of employment for one additional year ending September 21, 2002 on substantially identical terms and base salary applicable at the time of expiration of the initial term of employment, but without the requirement for the issuance of any additional stock options. In addition, the employment agreement may be renewed by mutual agreement of the parties at the end of each term for additional one-year periods. Under the amended and restated employment agreement, Mr. Arthur will receive an annual base salary of $180,000 during each fiscal year of the term of employment. This compensation shall be reviewed at least annually by the Company's Board of Directors, and any appropriate increases to this base salary may be made at the sole discretion of the Company's Board of Directors. Mr. Arthur's employment agreement provides him with the eligibility to receive discretionary bonuses payable by us on such terms and conditions as determined by the Company's Board of Directors or the Compensation Committee.

         In addition, Mr. Arthur's employment agreement also grants him an option to purchase 425,000 shares of Common Stock, pursuant to the Omnibus Plan. These options have an exercise price of $10 per share and shall vest as follows:
141,666 shares vested on September 21, 2000; 141,667 shares shall vest on September 21, 2001; and 141,667 shares shall vest on September 21, 2002. These options will vest immediately if the Company terminates Mr. Arthur's employment without cause, if the Company fails to extend, as agreed, Mr. Arthur's term of employment for an additional year after the expiration of the initial term or if the options are accelerated upon a change of control of the Company. Mr. Arthur's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. If AxisTel terminates Mr. Arthur's employment during the term of the agreement without cause, then Mr. Arthur shall be entitled to receive his base salary then in effect for the remainder of the term and the contractual restriction on Mr. Arthur's ability to sell any shares of Common Stock set forth in the registration rights agreement executed on September 22, 1999 shall terminate and cease to apply to Mr. Arthur.

         David Link, Executive Vice President - Global Network Operations, is employed by the Company's wholly-owned subsidiary, Internet Global Services, Inc., pursuant to an employment agreement that was entered into on March 10, 2000. The agreement commenced on March 10, 2000 and shall, as amended, continue for four years, expiring on March 9, 2004, and will automatically be extended for additional one year periods unless either Internet Global or Mr. Link notifies the other in writing at least ninety days prior to the expiration of the then current term that the extension will not take effect. Mr. Link receives an annual base salary of $200,000. Any increases to this base salary may be made at the sole discretion of the board of directors of Internet Global. Mr. Link's employment agreement provides him with the eligibility to receive discretionary bonuses payable by Internet Global on such terms and conditions as determined by the board of directors of Internet Global. Mr. Link's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. In addition, Mr. Link is entitled to be granted stock options pursuant to the 2001 Plan. See Grants of Options Under the 2001 Plan for a description of these options. Such options shall not be subject to accelerated vesting in the event that Mr. Link's employment is terminated for any reason. On March 10, 2000, the Company executed a joinder to Mr. Link's employment agreement with Internet Global for the sole purpose of undertaking to perform Internet Global's obligations with respect to the payment of Mr. Link's compensation and expenses. If Mr. Link's employment is terminated without cause, he is entitled to earned, but unpaid base salary, accrued vacation pay, and an amount equal to his base salary then in effect for the remainder of the employment term or six months, which ever is longer.

         Stuart J. Chasanoff, Senior Vice President, General Counsel and Secretary, is employed pursuant to an employment agreement that was entered into effective as of September 22, 1999. The employment agreement was amended and restated and became effective as of December 31, 2000 and will expire on April 4, 2004. Mr. Chasanoff receives an annual base salary of $180,000. Mr. Chasanoff's employment agreement entitles him to participate in an incentive bonus plan payable by the Company on such terms and conditions as determined by the Board of Directors or the Compensation Committee, in any event, not to exceed 50% of Mr. Chasanoff's base salary. Mr. Chasanoff's employment agreement also grants him an option to purchase 500,000 shares of Common Stock, pursuant to the Omnibus Plan. These options have an exercise price and shall vest as follows: $2.50 per share for 166,666 shares which vested on September 21, 2000; $5.00 per share for $166,667 shares which shall vest on September 21, 2001; and $7.50 per share for 166,667 shares which shall vest on September 21, 2002. In addition, these options will vest immediately if the Company terminates Mr. Chasanoff's employment without cause, if Mr. Chasanoff terminates his employment for good reason or the options are accelerated upon a change of control of the Company. Mr. Chasanoff's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. If Mr. Chasanoff's employment is terminated by the Company without cause or by Mr. Chasanoff for good reason, Mr. Chasanoff shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Chasanoff (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of six months or the remaining term of his employment with the Company.

         Samuel L. Litwin, Senior Vice President - Business Development and President of International Services and Chief Executive Officer of AxisTel, is employed by AxisTel pursuant to an employment agreement that was entered into on October 28, 1998 and amended and restated on September 22, 1999. The amended and restated employment agreement commenced on September 22, 1999. Upon the end of this initial two-year term, AxisTel has agreed to offer to extend the term of employment for one additional year ending September 21, 2002 on substantially identical terms and base salary applicable at the time of expiration of the initial term of employment, but without the requirement for the issuance of any additional stock options. In addition, the employment agreement may be renewed by mutual agreement of the parties at the end of each term for additional one-year periods. Under the amended and restated employment agreement, Mr. Litwin will receive an annual base salary of $180,000 during each fiscal year of the term of employment. This compensation shall be reviewed at least annually by the Company's Board of Directors, and any appropriate increases to this base salary may be made at the sole discretion of the Company's Board of Directors. Mr. Litwin's employment agreement provides him with the eligibility to receive discretionary bonuses payable by the Company on such terms and conditions as determined by the Company's Board of Directors or the Compensation Committee.

         In addition, Mr. Litwin's employment agreement also grants him a stock option to purchase 425,000 shares of Common Stock, pursuant to the Company's Omnibus Plan. These options have an exercise price of $10 per share and shall vest as follows: 141,666 shares shall vest on September 21, 2000; 141,667 shares vested on September 21, 2001; and 141,667 shares which shall vest on September 21, 2002. These options will vest immediately if the Company terminates Mr. Litwin's employment without cause, if the Company fails to extend, as agreed, Mr. Litwin's term of employment for an additional year after the expiration of the initial term or if the options are accelerated upon a change of control of the Company. Mr. Litwin's employment may be terminated for cause, without cause, by voluntary resignation, death or disability. If AxisTel terminates Mr. Litwin's employment during the term of the agreement without cause, then Mr. Litwin shall be entitled to receive his base salary then in effect for the remainder of the term and the contractual restriction on Mr. Litwin's ability to sell any shares of Common Stock set forth in the registration rights agreement executed on September 22, 1999 shall terminate and cease to apply to Mr. Litwin.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is a beneficial owner of more than 5% of the Company's capital stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the Named Executive Officers and (iv) all executive officers and directors of the Company as a group. The following table does not include Stock Options to be granted under the 2001 Plan. See Grants of Options Under the 2001 Plan. Unless otherwise indicated, the address of each listed stockholder is in care of the Company at 300 Crescent Court, Suite 800, Dallas, Texas 75201.

         All of the shares indicated in the table below are of Common Stock:

                                                                                                 PERCENTAGE
                                                                           NUMBER OF SHARES     BENEFICIALLY
                                             HOLDERS                     BENEFICIALLY OWNED(1)    OWNED(2)
                         ---------------------------------------------   ---------------------  ------------
                         IEO Investments Limited(3)..................         10,316,200           19.7%
                         Infinity Emerging Subsidiary Limited(4).....          8,683,800           16.6%
                         Infinity Investors Limited(5)...............          8,500,000           16.3%
                         HW Capital, L.P.(6).........................          8,819,800           16.0%
                         HW Partners, L.P.(7)........................          8,500,000           16.3%
                         Jeffrey A. Marcus(8)........................          1,482,300            2.8%
                         Barrett N. Wissman(9).......................         18,744,800           35.7%
                         Mark R. Graham(10)..........................            361,000             *
                         Jan R. Horsfall(11).........................            200,000             *
                         Clark K. Hunt(12)...........................         20,021,000           38.4%
                         David Leuschen(13)..........................            300,000             *
                         Stuart A. Subotnick(14).....................            350,000             *
                         Fred A. Vierra(15)..........................            225,000             *
                         Mitchell A. Arthur(16)......................          1,676,666            3.2%
                         Samuel Litwin(17)...........................          1,576,166            3.0%
                         J. Stevens Robling(18)......................            545,000            1.0%
                         Officers and Directors as a Group (16
                         Persons)(19)................................         29,469,264           52.2%

----------

         * Represents less than one percent.

(1) All information has been determined as of December 15, 2000. For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by such person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) This information is based on information reported by the stockholder in filings made with the Commission. The address of IEO Investments Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(4) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Subsidiary Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(5) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Investors Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(6) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Capital, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(7) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Partners, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(8) Includes (a) 504,800 shares of Common Stock owned directly and (b) options to purchase 977,500 shares of Common Stock.

(9) Includes (a) 25,000 shares of Common Stock owned directly, (b) 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited and 8,500,000 shares of Common Stock owned by Infinity Investors Limited, (c) 950,000 shares of Common Stock owned by a trust of which Mr. Wissman has indirect beneficial ownership, (d) 136,000 shares of Common Stock owned by a partnership as to which Mr. Wissman has shared ownership and (e) options to purchase 450,000 shares of Common Stock. Mr. Wissman disclaims beneficial ownership of the shares of Common Stock held by Infinity Emerging Subsidiary Limited and Infinity Investors Limited.

(10) Includes (a) 125,000 shares of Common Stock owned by a corporation controlled by Mr. Graham, (b) 136,000 shares of Common Stock owned by a partnership as to which Mr. Graham has shared control and (c) options to purchase 100,000 shares of Common Stock.

(11)     Includes options to purchase 200,000 shares of Common Stock.

(12) Includes (a) 35,000 shares of Common Stock owned directly, (b) 10,316,200 shares of Common Stock owned by IEO Holdings Limited, 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited and 750,000 shares of Common Stock owned by Mustang Capital, Limited, (c) 136,000 shares of Common Stock owned by a partnership in which Mr. Hunt has shared ownership and (d) options to purchase 100,000 shares of Common Stock. Mr. Hunt disclaims beneficial ownership of the shares of Common Stock held by IEO Investments, Limited, Infinity Emerging Subsidiary Limited and Mustang Capital, Limited. The address of Mustang Capital, Limited is Lister House, 35 The Parade, St. Helier, Jersey JE2 3QQ.

(13) Includes (a) 200,000 shares of Common Stock owned directly and (b) options to purchase 100,000 shares of Common Stock.

(14) Includes (a) 250,000 shares of Common Stock owned directly and (b) options to purchase 100,000 shares of Common Stock.

(15) Includes (a) 25,000 shares of Common Stock owned directly and (b) options to purchase 200,000 shares of Common Stock.

(16) Includes (a) 1,535,000 shares of Common Stock owned directly and (b) options to purchase 141,666 shares of Common Stock. Mr. Arthur's address is 1 Evertrust Plaza, 8th Floor, Jersey City, New Jersey 07302.

(17) Includes (a) 1,405,000 shares of Common Stock owned directly, (b) 30,000 shares of Common Stock owned indirectly and (c) options to purchase 141,666 shares of Common Stock. Mr. Litwin's address is 1 Evertrust Plaza, 8th Floor, Jersey City, New Jersey 07302.

(18) Includes (a) 120,000 shares of Common Stock owned directly and (b) options to purchase 425,000 shares of Common Stock.

(19)     Includes options to purchase 4,022,498 shares of Common Stock.


                      GRANTS OF OPTIONS UNDER THE 2001 PLAN

         The Company desires to afford executive officers and employees (the "Employees") of the Company and any Related Entity an opportunity to acquire a proprietary interest in the Company, and thus to create in such an increased interest in and a greater concern for the Company. Because of the recent stock market correction and revaluation of companies generally, and the revaluation of telecom companies in particular, the vast majority of the Company's outstanding stock options do not provide appropriate incentive to Employees. In order to provide Employees with the benefits of increases in the price of the Common Stock, the Company has authorized the grant to all Employees whose outstanding options

    o have been approved by the Board of Directors or the Option Sub-Committee of the Board of Directors (the "Option Sub-Committee") prior to December 8, 2000 and

    o    have an exercise price in excess of $10.00 per share

one option under the 2001 Plan (a "Gap Option") for each outstanding option held by such Employee, whether or not the outstanding options have vested.

         The grants of such Gap Options are subject to the expiration of the Waiting Period.

         The following table sets forth the Gap Options authorized for grant to the CEO and the Named Executive Officers, the executive officers as a group, the non-executive officer directors and the non-executive officer employees.


-------------------------------------------------------------------------------------------------------------
                        OPTIONS GRANTS UNDER THE 2001 EQUITY INCENTIVE PLAN

-------------------------------------------------------------------------------------------------------------
        INDIVIDUAL OR GROUP                 NUMBER OF GAP OPTIONS               OPTION EXERCISE PRICE
------------------------------------- ----------------------------------- -----------------------------------
Jeffrey A. Marcus, Chairman and
Chief Executive Officer                              3,910,000                             $4.625
------------------------------------- ----------------------------------- -----------------------------------
Barrett N. Wissman, President
                                                     1,400,000                              4.625
------------------------------------- ----------------------------------- -----------------------------------
Mitchell A. Arthur, Executive Vice
President, Global Services and
Network Development                                         --                                 --
------------------------------------- ----------------------------------- -----------------------------------
Samuel A. Litwin, Senior Vice
President, Business Development,
President--International                                    --                                 --
------------------------------------- ----------------------------------- -----------------------------------
J. Stevens Robling, Jr.,
Former Vice President and Chief
Financial Officer                                           --                                 --
------------------------------------- ----------------------------------- -----------------------------------
Executive Officers as a Group
                                                     9,975,000                              4.625
------------------------------------- ----------------------------------- -----------------------------------
Non-Executive Officer Directors as
a Group                                                     --
------------------------------------- ----------------------------------- -----------------------------------
Non-Executive Officer Employees as
a Group                                                252,163                              4.625
------------------------------------- ----------------------------------- -----------------------------------


         In addition to being subject to the terms of the 2001 Plan, the agreements granting the Gap Options shall have the following terms.

         Exercise Price/Reset


         Upon the earlier of

      o  June 30, 2001 or

      o the date on which the Company after December 1, 2000, has sold or issued shares of Common Stock and/or any rights, warrants or options to subscribe for or to purchase Common Stock or any shares or other securities convertible into or exchangeable for Common Stock, excluding options issued under the 2001 Plan or the Company's 1999 Omnibus Securities Plan (collectively, "Securities"), for gross cash proceeds to the Company of at least $40 million (each of the dates specified in the first and second bullets an "Adjustment Date"), if applicable and subject to certain exceptions, the Exercise Price shall automatically be reduced to an amount equal to the average purchase price per share of such Securities sold after December 1, 2000 and through the applicable Adjustment Date. The foregoing adjustment provision shall not take into account any securities issued in respect of Securities outstanding prior to December 1, 2000 which are converted, exercised or exchanged after December 1, 2000.

         The foregoing adjustment provisions shall not apply to any of Messrs. Marcus, McMillin or Wissman unless such person agrees to forfeit 10% of his Gap Options in connection with a reset of the Exercise Price, such forfeiture to be applied in accordance with the vesting schedule.

         Vesting

         Gap Options granted to Messrs. Marcus, Wissman, McMillin, Wilson and Coben shall vest as follows:

      o  25% on the date of grant;
      o  25% on April 2, 2001;
      o  16.67% on April 2, 2002;
      o  16.67% on April 2, 2003; and
      o  the balance on April 2, 2004.

         Gap Options granted to other Employees will vest in four equal installments on the next four anniversary dates of such Employee's commencement of employment with the Company following the date of grant of such options.

         Early Termination

         If:

      o the average closing sale price for the Common Stock is in excess of the current exercise price of the Employee's existing stock options (i.e. non-Gap options) for 20 consecutive trading days and

      o the average reported trading volume for the Common Stock is equal to or greater than 300,000 shares per day for such 20 consecutive trading days (the foregoing events are defined collectively as an "Early Termination Event"), then Gap Options may only be exercised on or before the following dates:

                  (1) for Gap Options issued to Employees with existing stock options with an exercise price greater than $20.00 per share, the later of

                           (A)      April 2, 2004 and

                           (B)      the date that is six months and one day from

                                    (I)     the date that the Early Termination
                                            Event occurs (for any Gap Option
                                            that is vested when the Early
                                            Termination Event occurs), or

                                    (II)    the vesting date of any Gap Option
                                            (for any Gap Option that is unvested
                                            when the Early Termination Event
                                            occurs); and

                  (2) for all other Gap Options issued to Employees with existing stock options, the later of

                           (A)      April 2, 2003, and

                           (B)      the date that is six months and one day from

                                    (I)     the date that the Early Termination
                                            Event occurs (for any Gap Option
                                            that is vested when the Early
                                            Termination Event occurs) or

                                    (II)    the vesting date of any Gap Option
                                            (for any Gap Option that is unvested
                                            when the Early Termination Event
                                            occurs).



                                             By Order of the Board of Directors,

                                             /s/ STUART J. CHASANOFF
                                             -----------------------
                                             Name: Stuart J. Chasanoff
                                             Title: Senior Vice President,
                                             General Counsel and Secretary

                                    EXHIBIT A

                           2001 EQUITY INCENTIVE PLAN

                               NOVO NETWORKS, INC.

                           2001 EQUITY INCENTIVE PLAN

1.       Purpose

                  Novo Networks, Inc., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 2001 Equity Incentive Plan (the "Plan"), desires to afford certain key employees of the Company and any direct or indirect subsidiary or parent corporation thereof now existing or hereafter formed or acquired (such corporations sometimes referred to herein as "Related Entities") an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the Company and any Related Entities. Certain terms used herein are defined in Section 17 of this Plan.

                  The stock options described in Section 6 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options, are a matter of separate inducement and are not in lieu of any salary or other compensation for services. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

                  Pursuant to regulations promulgated under the Exchange Act, the Plan will not be effective until twenty (20) days after the Company has mailed an Information Statement to stockholders of record on December 15, 2000 regarding the approval of the Plan by written consent of a majority of the Company's stockholders eligible to vote on the approval of the Plan.

2.       Administration.

                  The Plan shall be administered by the Option Subcommittee, or any successor thereto, of the Compensation Committee of the Board of Directors of the Company (the "Board of Directors"), or by any other committee appointed by the Board of Directors to administer the Plan (the "Committee"); provided, that the entire Board of Directors may act as the Committee if it chooses to do so; and provided, further, that (i) for purposes of determining any Performance-Based Options (as hereinafter defined) applicable to Key Employees (as hereinafter defined) who constitute "covered employees" within the meaning of Section 162(m) of the Code, "Committee" shall mean the members of the Option Subcommittee of the Compensation Committee of the Board of Directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code, and such Performance-Based Options shall be subject to ratification by unanimous approval of the members of the Board of Directors, and (ii) for so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall be composed solely of two or more "Non-Employee Directors" as defined in Rule 16b-3, as amended ("Rule 16b-3"), promulgated thereunder; provided, that, alternatively, for purposes of granting Options other than Performance-Based Options hereunder, the Board of Directors may authorize such grants and may take any other action permitted pursuant to Section 162(m) of the Code, Rule 16b-3 and applicable law and regulations.

                  The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall be no less than two individuals. A majority of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. The Committee shall administer the Plan so as (i) to comply at all times with the Exchange Act, and
(ii) to ensure that compensation attributable to Options granted under the Plan to Key Employees who constitute "covered employees" within the meaning of
Section 162(m) of the Code shall (A) meet the deduction limitation imposed by
Section 162(m) of the Code, or (B) qualify as "performance-based compensation" as such term is used in Section 162(m) of the Code and the regulations promulgated thereunder and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code.

                  The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership on the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be less than two or any other number that Rule 16b-3 or other applicable rules under Section 16(b) of the Exchange Act, Section 162(m) of the Code, or any successor or analogous rules or laws may require from time to time.

3.       Shares Available and Maximum Individual Grants.

                  Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of common stock, par value $0.00002 per share, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 12,000,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of any such Option, the termination of any such Option prior to exercise, or the forfeiture of any such Option, such shares shall thereafter not be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with
(i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury or (iii) shares purchased on the open market.

                  The maximum aggregate number of shares of Common Stock underlying all Options that may be granted to any single Key Employee during any single calendar year (as hereinafter defined) of the Plan shall be 4,000,000 shares, subject to the adjustments provided in Section 9. For purposes of the preceding sentence, such Options that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Key Employee during the Term of the Plan.

4.       Eligibility and Bases of Participation.

                  Grants of Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Key Employees. As used herein, the term "Key Employee" shall mean (i) any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who (A) are regularly employed on a salaried basis, (B) are so employed on the date of such grant and (C) have a direct and significant effect on the performance of the Company or any Related Entity or (ii) any current or former employee of the Company or any Related Entity who is receiving Non-Qualified Options in satisfaction of any severance obligations set forth in a severance or similar agreement between such current or former employee and the Company or any Related Entity. The adoption of the Plan shall not be deemed to give any Key Employee a right to be granted any Options.

5.       Authority of Committee.

                  Subject to and not inconsistent with the express provisions of the Plan, the Code and, if applicable, Rule 16b-3 and Section 162(m) of the Code, the Committee shall have plenary authority to:

         a. determine the Key Employees to whom Options shall be granted, the time when such Options shall be granted, the number of Options, the exercise price of each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part, including whether such Options shall become immediately exercisable upon the consummation of a Change of Control or other stated event), the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

         b. amend, modify or waive any provision of any Option, including accelerating the vesting or exercisability of such Option or extending the period of exercisability of such Option (but not for a period exceeding ten years from the date of grant); provided that no such amendment, modification or waiver shall materially impair the value of such Option without the consent of the holder thereof;

         c. require, as a condition to the granting of any Option, that the Person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) of the Company for a period of six months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

         d. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer; provided, however, that such financing does not cause the Company to recognize compensation, or additional compensation expense, with respect to such Option for financial reporting purposes;

         e. provide the establishment of procedures for an optionee (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value which, together with such cash as shall be paid in respect of fractional shares, shall equal the aggregate exercise price under such Option for the number of shares then being acquired (including the shares to be so withheld), and (ii) to exercise Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise;

         f. reduce the number of unvested Options granted to any employee in the event that such employee is demoted;

         g. provide for (in accordance with Section 12 or otherwise) the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social security and other taxes incurred by an optionee upon such exercise or required to be withheld by the Company or a Related Entity in connection with such exercise unless, as determined by the Committee in the exercise of its discretion, such procedure is not permitted by applicable law;

         h. prescribe, amend, modify and rescind rules and regulations relating to the Plan; and

         i. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Option provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any Option, made in good faith, shall be final, conclusive and binding on all parties.

                  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan; provided, however, that any such delegation shall be in writing; and provided, further, that, any determination of Performance-Based Options applicable to Key Employees who constitute "covered employees" within the meaning of Section 162(m) of the Code may not be delegated to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as an "outside director" within the meaning of Section 162(m) of the Code. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.       Stock Option Grants to Key Employees.

                  Subject to the express provisions of the Plan, the Committee shall have the authority to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) ("Non-Qualified Options") to Key Employees. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan, including the following:

         a. Option Exercise Price. The Committee shall establish the Option exercise price at the time any Option is granted to a Key Employee at such amount as the Committee shall determine. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 9 of the Plan and to any other adjustments as the Committee shall determine.

         b. Payment. The price per share of Common Stock with respect to each Option exercise by a Key Employee shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

         c. Exercisability of Stock Option. At the time of grant, the Committee shall determine, subject to the provisions of subsections 6(d), (e), (f) and (g) below, when and under what conditions Options granted to Key Employees hereunder shall vest and become exercisable. No Option by its terms shall be exercisable after the expiration of 10 years from the date of grant of the Option, unless, as to any Non-Qualified Option, otherwise expressly provided in such Option. Notwithstanding anything to the contrary herein with respect to any option granted to any Key Employee, in the event that (i) the Fair Market Value for the Common Stock exceeds the exercise price of any stock options of the Company held by such Key Employee (other than Option grants received as a non-employee) at the time of any grant hereunder ("Existing Options") for 20 consecutive trading days and (ii) the average reported daily trading volume for the Common Stock equals or exceeds 300,000 shares for such 20 consecutive trading days (collectively, an "Early Termination Event"), then the unexercised portion of the Option will terminate: (A) if such Existing Options have an exercise price in excess of $20.00 per share, upon the later of (x) April 2, 2004 and (y) the 181st day following:
                  (I) in the case of any Options that are vested as of the Early Termination Event, the Early Termination Event, and (II) in the case of any

                  Options that are not vested as of the Early Termination Event, the date on which such Options vest; and (B) in respect of all other Existing Options with an exercise price greater than $10.00 per share and up to $20.00 per share, upon the later of
                  (x) April 2, 2003 and (y) the 181st day following (I) in the case of any Options that are vested as the Early Termination Event, the Early Termination Event, and (II) in the case of any Options that are not vested as of the Early Termination Event, the date on which such Options vest.

         d. Death. If an optionee's employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option, but only to the extent vested at the time of such termination of employment, in accordance with its terms at any time and from time to time within one year after the date of death unless a longer or shorter period is expressly provided in such Option or otherwise established by the Committee (but in no event after the expiration date of such Option, including on account of an Early Termination Event), and thereafter such Option shall lapse and no longer be exercisable.

         e. Disability. If the employment of an optionee terminates because of his or her Disability (as defined in Section 19), such optionee or his or her legal representative shall have the right to exercise the vested portion of such Option, but only to the extent vested at the time of such termination of employment, in accordance with its terms at any time and from time to time within one year after the date of such termination unless a longer or shorter period is expressly provided in such Option or otherwise established by the Committee (but in no event after the expiration date of the Option, including on account of an Early Termination Event), and thereafter such Option shall lapse and no longer be exercisable.

         f. Termination for Good Cause; Voluntary Termination. Unless an optionee's Option expressly provides otherwise, such optionee shall immediately forfeit all rights under his or her Option, except as to the shares of stock already purchased thereunder, if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause (as defined below) or if such optionee voluntarily terminates employment without the consent of the Company or any Related Entity. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee) and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

         g. Other Termination of Employment. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in subsections 6(d), (e) or (f) above, such optionee shall have the right to exercise his or her Option, but only to the extent vested at the time of such termination of employment, in accordance with its terms, within three months after the date of such termination, unless a longer or shorter period is expressly provided in such Option or otherwise established by the Committee (but in no event after the expiration date of the Option, including on account of an Early Termination Event), and thereafter such Option shall lapse and no longer be exercisable.

         h. Interpretation of Plan. Any termination of employment of an optionee with the Company or any Related Entity shall in no way change or amend the Company's at-will termination policy.

7.       Performance-Based Options.

                  The Committee, in its sole discretion, may designate and design Options granted under the Plan as Performance-Based Options if it determines that compensation attributable to such Options might not otherwise be tax deductible by the Company due to the deduction limitation imposed by Section 162(m) of the Code. Accordingly, Options granted under the Plan may be granted in such a manner that the compensation attributable to such Options is intended by the Committee to qualify as "performance-based compensation" as such term is used in Section 162(m) of the Code and the regulations promulgated thereunder and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Options").

                  Options granted under the Plan to Key Employees who constitute "covered employees" within the meaning of Section 162(m) of the Code shall be deemed to qualify as Performance-Based Options only if:

         a. The Option exercise price is not less than the Fair Market Value per share of Common Stock at the date the Option is granted; provided, however, that the Option exercise price shall be subject to adjustment in accordance with the provisions of Section 9 of the Plan; or

         b. With respect to a Non-Qualified Option granted at an exercise price that is below the Fair Market Value per share of the Common Stock on the date of grant, such Option satisfies the following requirements:

                  (i) the granting or vesting of such Non-Qualified Option is subject to the achievement of a performance goal or goals based on one or more of the following performance measures (either individually or in any combination): net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models;

                           comparisons with various stock market indices; increase in number of customers; and/or reductions in costs;

                  (ii) the Committee establishes in writing (A) the objective performance-based goals applicable to a given performance period, and (B) the individual employees or class of employees to which such performance-based goals apply no later than ninety days after the commencement of such performance period (but in no event after twenty-five percent of such performance period has elapsed);

                  (iii) no compensation attributable to Performance-Based Options will be paid to or otherwise received by a Key Employee who constitutes a "covered employee" within the meaning of Section 162(m) of the Code until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied;

                  (iv) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Performance-Based Options as "performance-based compensation" under
                           Section 162(m) of the Code) or increase the amount of compensation payable with respect to such Performance-Based Options upon the attainment of such performance goal; and

                  (v)      as required by the regulations promulgated under
                           Section 162(m) of the Code, the material terms of performance goals as described in subsection 7(b)(i) shall be disclosed to and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved such performance goals.

8. Change of Control. If (a) a Change of Control shall occur or (b) the Company shall enter into an agreement providing for a Change of Control, then this Plan and any then outstanding Options (whether or not vested) shall automatically terminate unless (i) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Options, or for the substitution for such Options of new grants covering the securities of a successor entity or other party to the transaction resulting in such Change in Control, or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms provided by the Committee and/or in any written agreement relating to such Change in Control transaction; or (ii) the Committee otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Options (whether or not vested), including without limitation
(x) the vesting or exercisability of outstanding Options and/or (y) providing for the cancellation of Options and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Options would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this
Section 8, this Plan and any outstanding Options granted hereunder shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clauses (a) or (b) hereof, then any optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the Change in Control as the Committee shall designate, to convert, claim or exercise, as applicable, the optionee's Options to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested or exercisable.

9.       Adjustment of Shares.

                  (a) Except as otherwise contemplated in Section 8, and unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, an "Adjustment Event"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately and equitably adjusted by the Committee to give appropriate effect to such Adjustment Event. Any fractional shares or interests resulting from such adjustment shall be eliminated.

                  (b) In the event the Company is not the surviving entity of an Adjustment Event and, following such Adjustment Event, any optionee will hold Options issued pursuant to the Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or cancelled and replacement Options issued) by the surviving entity or a Related Entity.

10.      Assignment or Transfer.

                  Except as otherwise expressly provided in any Non-Qualified Option, no Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution, and during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative has been appointed in connection with the Disability of an optionee, such legal representative; provided, however, that any optionee may, subject to the approval of the Committee, have an Option issued directly in the name of, or assign or otherwise transfer an Option to, a trust or limited partnership established for the benefit of any of such optionee and his spouse, siblings, parents, children and/or grandchildren. If an assignment or other transfer of an Option is made to a trust or limited partnership with the approval of the Committee, the same terms and conditions of the Option as would have been applicable if the optionee held the Option shall apply to such trust or limited partnership, including, but not limited to, any limitations on the vesting and exercisability of the Option by reason of the optionee's termination of employment.

11.      Compliance with Securities Laws.

                  The Company shall not in any event be obligated to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, to permit exercise of any Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. Each optionee (or, in the event of his or her death or, in the event a legal representative has been appointed in connection with his or her Disability, the Person exercising the Option) shall, as a condition to his or her right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

                  Certificates for shares of Common Stock, when issued, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS."

                  This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

12.      Withholding Taxes.

                  By acceptance of the Option, the optionee will be deemed to
(i) agree to reimburse the Company or any Related Entity by which the optionee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the optionee's exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which the optionee is employed to withhold from any cash compensation paid to the optionee or on the optionee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company or the Related Entity by which the optionee is employed, and which otherwise has not been reimbursed by the optionee, in respect of the optionee's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

13.      Costs and Expenses.

                  The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

14.      Funding of Plan.

                  The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

15.      Other Incentive Plans.

                  The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

16.      Effect on Employment.

                  Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Key Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(i) the Company or any Related Entity to continue the employment of any Key Employee, and (ii) any Key Employee to remain in the employ of the Company or any Related Entity.

17.      Definitions.

                  In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         Adjustment Event" shall have the meaning set forth in Section 9 hereof.

         "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Board of Directors" shall have the meaning set forth in Section 2 hereof.

         "Change in Control" means, unless otherwise determined by the Board prior to such event, the following and shall be deemed to occur if any of the events specified in clause (a), (b), (c) or (d) occur:

                           (a) Any person, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than the Company or any Related

         Entity, or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Related Entity), becomes, after the date the Plan was adopted by the Board of Directors, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                           (b) During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute the Board and any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors of the Company then still in office who either were Directors of the Company at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

                           (c) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; and provided further a merger or consolidation in which the Company is the surviving entity (other than as a wholly-owned subsidiary of another entity) and in which the Board of Directors of the Company or the successor to the Company, after giving effect to the merger or consolidation, is comprised of a majority of members who are either (x) Directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board by the Company (or the Board) as an integral part of such merger and consolidation, shall not constitute a Change in Control; or

                           (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (ii) pursuant to a dividend in kind or spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

                           (e) Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Board and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any Employee's employment.

         "Code" shall have the meaning set forth in Section 1 hereof.

         "Committee" shall have the meaning set forth in Section 2 hereof.

         "Common Stock" shall have the meaning set forth in Section 3 hereof.

         "Company" shall have the meaning set forth in Section 1 hereof.

         "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of the Plan or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Disability" shall mean (i) permanent disability as defined under the appropriate provisions of the applicable long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are regularly employed on a salaried basis or (ii) if no such long-term disability plan exists, an inability to perform a participant's employment duties and responsibilities by reason of any physical or mental condition for a period of 26 consecutive weeks or a period of 26 weeks during any 12-month period in connection with the same physical or mental condition or (iii) another meaning agreed to in writing by the Committee and the optionee.

         "Eligible Non-Employee" shall have the meaning set forth in Section 4 hereof.

         "Exchange Act" shall have the meaning set forth in Section 2 hereof.

         "Fair Market Value" shall, as it relates to the Common Stock, mean the closing sales price at 4:00 p.m. Eastern Time of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the NASDAQ National Market, as applicable, on the date specified herein for such a determination; or if there were no sales on such date, on the next preceding day on which there were sales; or, if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market; or, if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

         "Good Cause", with respect to any Key Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of:
         (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's willful commission of material mismanagement in the conduct of his or her duties as assigned to him by the Board of Directors or the optionee's supervising officer or officers of the Company; (D) the optionee's willful failure to execute or comply with the policies of the Company or his or her stated duties as established by the Board of Directors or the optionee's supervising officer or officers of the Company, or the optionee's intentional failure to perform the optionee's stated duties; or (E) substance abuse or addiction on the part of the optionee.

         "Key Employee" shall have the meaning set forth in Section 4 hereof.

         "Non-Qualified Options" shall have the meaning set forth in Section 6 hereof.

         "Options" shall have the meaning set forth in Section 1 hereof.

         "Performance-Based Options" shall have the meaning set forth in Section 7 hereof.

         "Person" shall have the meaning set forth in Section 4 hereof.

         "Plan" shall have the meaning set forth in Section 1 hereof.

         "Related Entities" shall have the meaning set forth in Section 1 hereof.

         "Rule 16b-3" shall have the meaning set forth in Section 2 hereof.

         "Securities Act" shall have the meaning set forth in Section 11 hereof.

         "Term" shall have the meaning set forth in Section 19 hereof.

18.      Amendment of Plan.

                  The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options granted under the Plan unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder, without the consent or joinder of any optionee or other Person, in such manner as may be deemed necessary or appropriate by the Board of Directors in order to cause the Plan and the Options granted thereunder (i) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder or (ii) to comply with Section 162(m) of the Code (or any successor section) and any regulations (including any temporary regulations) promulgated thereunder. Except as provided above, no amendment, modification, suspension or termination of the Plan shall materially impair the value of any Options previously granted under the Plan, without the consent of the holder thereof.

19.      Effective Date.

                  The Plan shall be effective as of December 8, 2000. The Plan shall terminate on the tenth anniversary of the date of adoption of the Plan or the date of approval of the Plan by the stockholders of the Company, whichever is earlier, unless sooner terminated by the Board of Directors (the "Term").